    As filed with the Securities and Exchange Commission on November 2, 2000
                                                      Registration No. 333-48968
================================================================================




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                         MARINE DRILLING COMPANIES, INC.

             (Exact name of registrant as specified in its charter)

           TEXAS                                         74-2558926
   (STATE OF JURISDICTION OF                          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                          ONE SUGAR CREEK CENTER BLVD.
                                    SUITE 600
                            HOUSTON, TEXAS 77478-3556
                                 (281) 243-3000
                        (ADDRESS, INCLUDING ZIP CODE, AND
                    TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

              MARINE DRILLING COMPANIES 401(K) PROFIT SHARING PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

                                T. SCOTT O'KEEFE
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                     ONE SUGAR CREEK CENTER BLVD., SUITE 600
                          SUGAR LAND, TEXAS 77478-3556
                                 (281) 243-3000
                               FAX: (281) 243-3080
                      (NAME, ADDRESS, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    COPY TO:
                                NICK D. NICHOLAS
                             PORTER & Hedges, L.L.P.
                            700 Louisiana, 35th Floor
                              Houston, Texas 77002
                                 (713) 226-0600
                               Fax: (713) 226-0237

                             ----------------------

================================================================================

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 to the registration statement on Form S-8 (File No. 333-48968) of Marine Drilling Companies, Inc. (the "Registrant") is filed solely to file the exhibit listed in Item 8 hereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant (File No. 1-14389) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000.

         (3) The Registrant's Current Reports on Form 8-K filed with the Commission on September 1, 2000 and October 25, 2000.

         (4) The description of the common stock, par value $0.01 per share (the "Common Stock"), contained in the Registration Statement on Form 8-B filed with the Commission on February 21, 1990, as amended by Form 8 filed with the Commission on November 9, 1992, and any subsequent amendment thereto filed for the purpose of updating such description.

         (5) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated November 15, 1996.

         All documents filed with the Commission by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable. The Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02-1 of the Texas Business Corporation Act provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party be reason of his position. A director or officer may be indemnified only if it is determined that the person (a) conducted himself in good faith; (b) reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the corporation's best interests; and (ii) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

         The Registrant's Restated Articles of Incorporation contain provisions eliminating or limiting liabilities of directors for breaches of their duty of care. The Registrant's bylaws provide for indemnification of officers and directors of the Registrant and persons serving at the request of the Registrant in such capacities for other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their positions with the Registrant or such other business organizations. The Registrant also has policies insuring its officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities
Act of 1933, as amended (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

  *4.1     Summary Plan Description

  *5.1     Opinion of Porter & Hedges, L.L.P.

 +15.1     Letter regarding unaudited interim financial information

 *23.1     Consent of KPMG LLP

 *23.2     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

 *24.1 Powers of Attorney (included on the signature page of this Registration Statement)

 *99.1     Internal Revenue Service Determination Letter

------------
 *         Previously filed.
 +         Filed herewith.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement;

              (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on this 1st day of November, 2000.

                                      MARINE DRILLING COMPANIES, INC.



                                      By: /s/ JAN RASK
                                          --------------------------------------
                                              Jan Rask
                                              President


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     Signature                            Title                                       Date
                     ----------                          ------                                       ----
  /s/ JAN RASK                                     President, Chief Executive Officer
---------------------------------------------               and Director                            November 1, 2000
Jan Rask                                            (Principal Executive Officer)

                        *                             Senior Vice President and Chief
---------------------------------------------               Financial Officer                       November 1, 2000
T. Scott O'Keefe                                     (Principal Financial Officer)

  /s/ DALE W. WILHELM                                  Vice President and Controller                November 1, 2000
---------------------------------------------         (Principal Accounting Officer)
Dale W. Wilhelm

                        *                                Chairman of the Board and                  November 1, 2000
---------------------------------------------                     Director
Robert L. Barbanell


                        *                                                                           November 1, 2000
---------------------------------------------                     Director
David A.B. Brown

                        *                                                                           November 1, 2000
---------------------------------------------                     Director
Howard I. Bull

                        *                                                                           November 1, 2000
---------------------------------------------                     Director
J.C. Burton

                     Signature                            Title                                       Date
                     ----------                          ------                                       ----
                        *
---------------------------------------------                     Director                      November 1, 2000
David B. Robson


* By: /s/ JAN RASK
---------------------------------------------                     Director                      November 1, 2000
          Jan Rask
          Attorney-in-Fact


                                INDEX TO EXHIBITS

  *4.1     Summary Plan Description

  *5.1     Opinion of Porter & Hedges, L.L.P.

 +15.1     Letter regarding unaudited interim financial information

 *23.1     Consent of KPMG LLP

 *23.2     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

 *24.1 Powers of Attorney (included on the signature page of this Registration Statement)

 *99.1     Internal Revenue Service Determination Letter

------------
 *         Previously filed.
 +         Filed herewith.